UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2010

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Indenture

On August 16, 2010, SPX Corporation (the “Company”) and each of its subsidiaries guaranteeing the Notes (as defined below) entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee, in connection with the Company’s issuance of $600,000,000 aggregate principal amount of the Company’s 6.875% senior notes due 2017 (the “Notes”).  The Indenture sets forth the terms of the Notes and the obligations of the Company thereunder.  Following is a brief description of the material terms of the Indenture, which summary is qualified in its entirety by reference to the Indenture and the form of Notes attached thereto.

The Notes are unsecured senior obligations of the Company, guaranteed by each of the Company’s domestic subsidiaries and future domestic subsidiaries that guarantee obligations under the Company’s U.S. senior credit facilities, ranking equal in right of payment with all other existing and future senior unsecured indebtedness of the Company and each subsidiary guarantor, and senior in right to all the Company’s and each subsidiary guarantor’s existing and future subordinated indebtedness. The Notes will mature on September 1, 2017. Interest on the Notes will be payable on March 1 and September 1 of each year, beginning on March 1, 2011.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold by the Company in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

The Company may redeem the notes at any time prior to maturity at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest.  Prior to September 1, 2013, the Company may further redeem up to 35% of the aggregate principal amount of the Notes with the proceeds from certain equity offerings. If the Company experiences a change of control, as defined in the Indenture, each holder of Notes will have the right to sell to the Company all or a portion of such holder’s Notes at 101% of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s and certain of its subsidiaries’ ability to incur liens, enter into sale and lease-back transactions, and consummate certain mergers. These covenants are subject to a number of important exceptions contained in the Indenture.

The Indenture provides for events of default which, if they occurred, would permit or require the principal, any premium and interest on the Notes to be immediately due and payable.

Registration Rights Agreement

On August 16, 2010, the Company, each of its subsidiaries guaranteeing the Notes and the initial purchasers of the Notes entered into a registration rights agreement (the “Registration Rights Agreement”) regarding the Notes pursuant to which the Company and the subsidiary guarantors agreed to use their commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission for the purpose of exchanging the Notes for notes with substantially identical terms that may be publicly traded within 515 days from August 16, 2010 unless the Notes are freely tradable. In addition, under certain circumstances, the Registration Rights Agreement requires the Company and the subsidiary guarantors to file a shelf registration statement that would permit some of or all the Notes to be offered to the public. If the Company and the subsidiary guarantors fail to comply with certain of their obligations under the Registration Rights Agreement within the time periods set forth therein, the Company will be obligated to pay liquidated damages to the holders of the Notes that are not freely tradable in the amount of 50 basis points.

J.P. Morgan Securities Inc. is representative of the initial purchasers under the Registration Rights Agreement.  Under the Company’s senior credit facility, J.P. Morgan Securities Inc.  serves as joint bookrunning manager and its affiliate serves as a lender and the syndication agent.

Item 2.03.  Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Indenture, dated as of August 16, 2010 between SPX Corporation, the Initial Subsidiary Guarantors, and U.S. Bank National Association, a national banking association, as trustee

10.2	Registration Rights Agreement, dated as of August 16, 2010, among SPX Corporation, the Guarantors, and J.P. Morgan Securities Inc., as representative of the initial purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: August 17, 2010	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President Finance, Treasurer and
Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Indenture, dated as of August 16, 2010 between SPX Corporation, the Initial Subsidiary Guarantors, and U.S. Bank National Association, a national banking association, as trustee

10.2	Registration Rights Agreement, dated as of August 16, 2010, among SPX Corporation, the Guarantors, and J.P. Morgan Securities Inc., as representative of the initial purchasers